Exhibit 99.1

GUESS?, INC.                                                        NEWS RELEASE

FOR IMMEDIATE RELEASE        Contacts:       Carlos Alberini
                                             President & Chief Operating Officer
                                             (213) 765-3582

                                             Dennis R. Secor
                                             SVP & Chief Financial Officer
                                             (213) 765-3504

                                             Joseph Teklits
                                             Integrated Corporate Relations
                                             (203) 682-8258

      GUESS?, INC. REPORTS RECORD REVENUES AND EARNINGS FOR SECOND QUARTER
      --------------------------------------------------------------------

             Q2 EPS MORE THAN TRIPLES VS. LAST YEAR, $0.30 VS. $0.09
             -------------------------------------------------------

                         COMPANY RAISES Q3 EXPECTATIONS
                         ------------------------------

                         -- JULY COMP SALES UP 10.7% --
                         ------------------------------

     SECOND QUARTER HIGHLIGHTS
     -------------------------

     -    All segments delivered revenue growth and improved operating margin

     -    Revenues increased 30% to $231.0 million; comparable store sales up
          17.4%

     - Gross margin increased 270 basis points and SG&A expense rate decreased 240 basis points

     -    Operating margin improved 510 basis points to 9.5%

     -    Net earnings grew 230% to $13.7 million

     SIX MONTHS HIGHLIGHTS
     ---------------------

     -    Revenues grew 24% to $490.0 million; comparable store sales up 15.8%

     -    Operating margin improved 400 basis points to 9.8%

     -    Net earnings increased 136% to $29.1 million

Los Angeles, CA, August 2, 2006 - Guess?, Inc. (NYSE:GES) today reported financial results for the second quarter ended July 1, 2006.

SECOND QUARTER RESULTS
----------------------

For the second quarter ended July 1, 2006, the Company reported that net earnings increased by 230% to $13.7 million compared to net earnings of $4.2 million for the quarter ended July 2, 2005. Diluted earnings per share increased 233.3% to $0.30 per share in the current quarter versus $0.09 per share in the second quarter last year.

Paul Marciano, Co-Chairman and Co-CEO, commented, "We are very pleased with our financial performance this quarter. We exceeded revenue and earnings targets in all our businesses, and delivered record revenues and earnings for the period. Our revenue growth was driven by a very positive customer response to our product assortment and mix, improved execution within our North American retail and wholesale divisions, and the continued success of our European and licensing businesses. This performance underscores the global opportunities we have to continue to seek out new markets and to grow the Guess? brand internationally.

Mr. Marciano continued, "Our improved operating margin performance during the period highlights management's focus on the bottom line. We were able to increase gross margins and leverage SG&A expenses considerably. As we entered the back-to-school selling season, our inventories were very clean and the initial sell throughs for seasonal product have been very encouraging, as demonstrated by our July same store sales increase of 10.7%. While we remain cautious regarding consumer spending and customer traffic, we are confident about our business growth in Europe and licensing expansion in all categories."

Total net revenue for the second quarter of 2006 increased 29.6% to $231.0 million from $178.2 million in the second quarter of 2005. The Company's retail stores in the U.S. and Canada generated revenue of $163.9 million in the 2006 second quarter, a 23.4% increase from $132.9 million, as reported in the prior year period. Comparable store sales increased 17.4% during the second quarter of 2006 versus the prior year period. Net revenue from the Company's wholesale segment increased 18.2% to $30.8 million in the second quarter of 2006 from $26.1 million in the prior year period. Net revenue from the Company's European operations segment increased 130.1% to $22.8 million in the second quarter of 2006, compared to $9.9 million in the prior year period. Licensing segment net revenue increased 44.1% to $13.4 million in the second quarter of 2006 from $9.3 million in the prior year period. The Company operated 320 retail stores in the U.S. and Canada at second quarter-end 2006 versus 301 stores a year earlier.

Operating margin in the second quarter improved 510 basis points to 9.5%, compared to the prior year's quarter. This margin expansion was driven by a gross margin increase of 270 basis points to 40.0%, coupled with an SG&A expense rate reduction of 240 basis points to 30.5% in the period.

SIX MONTHS RESULTS
------------------

For the six months ended July 1, 2006, the Company reported that net earnings increased 136.3% to $29.1 million compared to net earnings of $12.3 million for the six months ended July 2, 2005. Diluted earnings per share increased 128.6% to $0.64 per share in the current six-month period versus $0.28 per share in the comparable period last year. The six months ended July 1, 2006 had 182 days compared to 183 days in the six months ended July 2, 2005.

Total net revenue increased 24.4% to $490.0 million in the 2006 six-month period from $393.8 million in the prior year period. The Company's retail stores in the U.S. and Canada generated revenue of $302.9 million for the first six months of 2006, an increase of 21.5% from $249.4 million for the prior year period. Comparable store sales increased 15.8% during the first six months of 2006. Net revenue from the Company's wholesale segment in the first six months of 2006 increased 7.8% to $61.6 million from $57.1 million in the first six months of 2005. Net revenue from the Company's European operations segment increased 47.3% to $98.0 million in the first six months of 2006, compared to $66.6 million in the prior year period. Licensing segment net revenue was $27.5 million in the first six months of 2006, a 32.5% increase from $20.7 million for the same prior year period.

Operating margin for the first six months of 2006 improved 400 basis points to 9.8%, compared to the prior year's period. This margin expansion was driven by a gross margin increase of 220 basis points to 40.0% and better SG&A expense leverage, with a rate decrease of 180 basis points to 30.2% in the period.

JULY 2006 RETAIL SALES AND OUTLOOK UPDATE
-----------------------------------------

The Company also reported retail sales for its stores in the U.S. and Canada for fiscal July 2006. Total July retail sales for the month ended July 29, 2006 were $52.7 million, an increase of 16.3% from sales of $45.3 million for the month ended July 30, 2005. Comparable store sales for July 2006 increased 10.7% compared to July 2005.

The Company now expects overall revenues for the third quarter to increase slightly more than 20%, which represents an increase from its previous guidance for the period. This increase is primarily driven by the forecasted business for the Company's European and wholesale segments for the third quarter. The net impact of the change in guidance should result in a net earnings improvement over previous guidance for the third quarter in the range of $1.5 million to $2.0 million, or $0.03 to $0.04 per share.

The Company will hold a conference call at 4:30 pm (ET) on August 2, 2006 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the "Investor's Info" link from the "Guess?, Inc." section of the site. The webcast will be archived on the website for 30 days.

Guess?, Inc designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, accessories and related consumer products. At July 1, 2006, the Company operated 320 retail stores in the United States and Canada. The Company also distributes its products through better department and specialty stores around the world. For more information about the Company, please visit www.guess.com.

Except for historical information contained herein, certain matters discussed in this press release, including statements concerning the Company's future prospects and guidance for the third quarter of 2006, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among other things, our ability to anticipate consumer preferences, effectively operate our retail stores, effectively manage inventories, successfully execute our strategies, including our supply chain and international growth strategies, and general economic conditions and consumer confidence. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations.

                          GUESS?, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands, except per share data)

                                                   THREE MONTHS ENDED                             SIX MONTHS ENDED
                                      -------------------------------------------   -------------------------------------------
                                             July 1,               July 2,                 July 1,                July 2,
                                              2006                  2005                    2006                   2005
                                      --------------------   --------------------   --------------------   --------------------
                                          $          %           $          %           $           %          $          %
Net revenue
    Product sales                     $ 217,601       94.2%  $ 168,913       94.8%  $ 462,544       94.4%  $ 373,107       94.7%
    Net royalties                        13,436        5.8%      9,322        5.2%     27,471        5.6%     20,736        5.3%
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
                                        231,037      100.0%    178,235      100.0%    490,015      100.0%    393,843      100.0%

Cost of product sales                   138,584       60.0%    111,757       62.7%    293,930       60.0%    245,142       62.2%
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
Gross profit                             92,453       40.0%     66,478       37.3%    196,085       40.0%    148,701       37.8%

Selling, general and administrative
 expenses                                70,595       30.5%     58,717       32.9%    148,218       30.2%    125,786       32.0%
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
Earnings from operations                 21,858        9.5%      7,761        4.4%     47,867        9.8%     22,915        5.8%

Other (income) expense:
    Interest expense                      1,627        0.7%      1,508        0.8%      3,271        0.7%      3,262        0.8%
    Interest income                      (1,411)      (0.6)%      (458)      (0.2)%    (2,621)      (0.5)%      (893)      (0.2)%
    Other, net                           (1,172)      (0.5)%       ---        ---      (1,172)      (0.2)%       ---        ---
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
Earnings before income taxes             22,814        9.9%      6,711        3.8%     48,389        9.8%     20,546        5.2%

Income taxes                              9,080        4.0%      2,547        1.5%     19,259        3.9%      8,219        2.1%
                                      ---------   --------   ---------   --------   ---------   --------   ---------   --------
Net earnings                          $  13,734        5.9%  $   4,164        2.3%  $  29,130        5.9%  $  12,327        3.1%
                                      =========   ========   =========   ========   =========   ========   =========   ========

Net earnings per share:

    Basic                             $    0.30              $    0.09              $    0.65              $    0.28

    Diluted                           $    0.30              $    0.09              $    0.64              $    0.28

Weighted number of shares
 outstanding:

    Basic                                45,242                 44,238                 45,105                 44,219

    Diluted                              45,933                 44,703                 45,838                 44,677

                          GUESS?, INC. AND SUBSIDIARIES
                            CONSOLIDATED SEGMENT DATA
                                 (in thousands)

                                         THREE MONTHS ENDED             SIX MONTHS ENDED
                                     ---------------------------   ---------------------------
                                        July 1,        July 2,        July 1,        July 2,
                                         2006           2005           2006           2005
                                     ------------   ------------   ------------   ------------
Net revenue:
    Retail operations                $    163,948   $    132,908   $    302,906   $    249,403
    Wholesale operations                   30,827         26,087         61,624         57,146
    European operations                    22,826          9,918         98,014         66,558
    Licensing operations                   13,436          9,322         27,471         20,736
                                     ------------   ------------   ------------   ------------
                                     $    231,037   $    178,235   $    490,015   $    393,843
                                     ============   ============   ============   ============
Earnings (loss) from operations:
    Retail operations                $     20,988   $     13,457   $     23,109   $     10,049
    Wholesale operations                    3,550            279          5,930          2,406
    European operations                    (2,326)        (4,853)        18,853         11,000
    Licensing operations                   12,040          7,906         24,325         17,050
    Corporate overhead                    (12,394)        (9,028)       (24,350)       (17,590)
                                     ------------   ------------   ------------   ------------
                                     $     21,858   $      7,761   $     47,867   $     22,915
                                     ============   ============   ============   ============

                          GUESS?, INC. AND SUBSIDIARIES
               SELECTED CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (in thousands)

                                                                                    JULY 1,    DECEMBER 31,     JULY 2,
                                                                                     2006          2005          2005
                                                                                  ----------  --------------  ----------
                                    ASSETS
Cash and cash equivalents                                                         $  197,346  $      171,549  $   88,273
Receivables, net                                                                      75,782          81,762      74,399
Inventories, net                                                                     127,425         122,037     113,206
Other current assets                                                                  33,323          32,670      26,307
Property and equipment, net                                                          158,675         144,007     121,430
Other assets                                                                         105,561          81,349      61,710
                                                                                  ----------  --------------  ----------
    Total Assets                                                                  $  698,112  $      633,374  $  485,325
                                                                                  ==========  ==============  ==========
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current installments of notes payable, long-term debt and capital lease           $   27,085  $       35,051  $   37,015
Other current liabilities                                                            198,025         182,175     122,659
Notes payable, long-term debt and capital lease, excluding current installments       48,154          53,199      50,848
Other long-term liabilities                                                           88,351          74,656      43,938
Stockholders' equity                                                                 336,497         288,293     230,865
                                                                                  ----------  --------------  ----------
    Total Liabilities and Stockholders' Equity                                    $  698,112  $      633,374  $  485,325
                                                                                  ==========  ==============  ==========

                          GUESS?, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED CASH FLOW DATA
                                 (in thousands)

                                                                    SIX MONTHS ENDED
                                                              ---------------------------
                                                                 JULY 1,        JULY 2,
                                                                  2006           2005
                                                              ------------   ------------
Net cash provided by  operating activities                    $     63,272   $     24,419
Net cash used in investing activities                              (32,004)       (41,389)
Net cash used in financing activities                               (6,490)          (334)
Effect of exchange rates on cash                                     1,019           (426)
                                                              ------------   ------------
Net decrease in cash and cash equivalents                           25,797        (17,730)
Cash and cash equivalents at the beginning of the year             171,549        106,003
                                                              ------------   ------------
Cash and cash equivalents at the end of the period            $    197,346   $     88,273
                                                              ============   ============
SUPPLEMENTAL INFORMATION:
Depreciation and amortization                                 $     17,580   $     16,985
Rent                                                                40,646         34,433

                          GUESS?, INC. AND SUBSIDIARIES
                                RETAIL STORE DATA
                                 U.S. AND CANADA

                                                                     SIX MONTHS ENDED
                                                                 ------------------------
                                                                  JULY 1,         JULY 2,
                                                                   2006            2005
                                                                 ---------      ---------
Number of stores at the beginning of the year                          315            287
    Store openings                                                      15             21
    Store closures                                                     (10)            (7)
                                                                 ---------      ---------
Number of stores at the end of the period                              320            301
                                                                 =========      =========

Total store square footage at the end of the period              1,567,000      1,508,000
                                                                 =========      =========